EXHIBIT 5

                                  LAW OFFICES
                      WOLF, BLOCK, SCHORR AND SOLIS-COHEN
                         TWELFTH FLOOR PACKARD BUILDING
                     S.E. CORNER 15TH AND CHESTNUT STREETS
                          PHILADELPHIA, PA 19102-2678
                                 (215) 977-2000
                           FACSIMILE: (215) 977-2334
                           FACSIMILE: (215) 977-2346

   305 N. FRONT STREET                            GREAT VALLEY CORPORATE CENTER
       SUITE 401                                            SUITE 110
HARRISBURG, PA 17101-1236                           20 VALLEY STREAM PARKWAY
     (717) 237-7160                                       P.O. BOX 3005
FACSIMILE: (717) 237-7161                            MALVERN, PA 19355-1406
                                                         (610) 889-4900
                                                    FACSIMILE: (610) 889-4916
DIRECT DIAL NUMBER:
(215) 977-2234

                                                                 October 5, 1995



Comcast Corporation
1500 Market Street
Philadelphia, PA  19102-2148

     Re:      Comcast Corporation Retirement-Investment Plan/
              Registration Statement on Form S-8

Dear Ladies and Gentlemen:

     As counsel for Comcast Corporation, a Pennsylvania corporation (the "Company"), we have assisted in the preparation of a Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission in connection with the offering of up to 4,000,000 shares of the Company's Class A Special Common Stock, $1.00 par value (the "Shares"), pursuant to the Comcast Corporation Retirement-Investment Plan (the "Plan"). Of the Shares being registered, up to 1,000,000 (the "New Shares") may be issued by the Company from its authorized but previously unissued Shares, and any of the registered Shares not so issued will consist of previously issued and outstanding shares purchased for the account of participants in the Plan in accordance with the terms of the Plan.

     In connection with the Registration Statement, we have examined the originals or copies, certified or otherwise identified to our satisfaction, of the Company's Articles of Incorporation and Bylaws, each as amended, minutes and such other documents, and have made such inquiries of the Company's officers, as we have deemed appropriate for the purpose of rendering this opinion. In all such examinations, we have assumed the genuineness of all signatures, the authenticity of all items submitted to us as originals, and the conformity with originals of all items submitted to us as copies. As to matters of fact which have not been independently established, we have relied upon representations of officers of the Company.

Comcast Corporation
October 5, 1995
Page 2



     Based upon the foregoing, it is our opinion that such of the New Shares as are issued by the Company to or for the account of eligible participants through the Plan, when issued and delivered as contemplated by the Plan, will be legally issued, fully paid and non-assessable.

     We hereby expressly consent to the inclusion of this opinion as an exhibit to the Registration Statement.

                                        Very truly yours,



                                        /s/ WOLF, BLOCK, SCHORR and SOLIS-COHEN